JOINT FILER INFORMATION
                             -----------------------



NAME:                                   Frost Gamma Investments Trust

ADDRESS:                                4400 Biscayne Blvd
                                        Miami, FL 33137

Designated Filer:                       Phillip Frost, M.D.

Issuer and Ticker Symbol:               Opko Health, Inc. (OPK)

Date of Event Requiring Statement:      September 6, 2007



FROST GAMMA INVESTMENTS TRUST

         by: /s/ Phillip Frost MD
             Phillip Frost, M.D., Trustee